Exhibit 35.1

STATEMENT OF COMPLIANCE OF ACS EDUCATION SERVICES, INC. UNDER THE
FEDERAL FFEL ORIGINATION SERVICING AGREEMENT FOR THE YEAR ENDED
DECEMBER 31, 2006

March 12, 2007

College Loan Corporation
16855 West Bernardo Drive
Suite 100
San Diego, CA 92127

In connection with the Annual Report on Form 10-K of the College Loan Corporation Trust I for the fiscal year ending December 31, 2006 (the "Report") and pursuant to Item 1123 of Regulation AB of the Securities and Exchange Commission, the undersigned, a duly authorized officer of the ACS Education Services Inc. (the "Servicer") does hereby certify and represent as follows:

1.	A review of the activities and performance of the Servicer under the Agreement dated as of March 11, 2002, as amended, between the Servicer and College Loan Corporation Trust I (the "Servicing Agreement") for the period that is the subject of the Report has been made under the supervision of the undersigned.

2.	To the best of the undersigned, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the period that is the subject of the Report, except for the material noncompliance with servicing criterion 1122(d)(1)(iv) related to ACS Education Services having fidelity bond and errors omissions policy coverage amounts and deductible levels below the amounts required by the CLC Servicing Agreement during the year ended December 31, 2006. ACS has taken corrective action to increase the amount of coverage and adjust the deductible levels to meet the CLC Servicing Agreement requirements.

3.	To the best knowledge of the undersigned, based on such review, there have been no failures to fulfill any such obligation in any material respect, except for the material noncompliance with servicing criterion 1122(d)(1)(iv) related to the ACS Education Service having fidelity bond and errors omissions policy coverage amounts and deductible levels below the amounts required by the CLC Servicing Agreement during the year ended December 31, 2006. ACS has taken corrective action to increase the amount of coverage and adjust the deductible levels to meet the CLC Servicing Agreement requirements.

IN WITNESS WHEREOF, the undersigned has executed this Servicer Compliance Statement as of March 12, 2006.

ACS Education Services, Inc. By: /s/ Meta Gonzalez Name: Meta Gonzalez Title: Senior Vice President